Exhibit 10.3

STATE OF NORTH CAROLINA
RETIREMENT AGREEMENT
COUNTY OF MECKLENBURG

THIS RETIREMENT AGREEMENT (this “Agreement”) is entered into as of the Effective Date (as defined below) by and between LANCE, INC., a North Carolina corporation (the “Company”), and EARL D. LEAKE (“Leake”).

STATEMENT OF PURPOSE
Leake has been employed by the Company for many years and has contributed materially to the successful operation of the Company’s business.  Leake has advised the Company of his intention to retire, and the Company has expressed the desire to continue to have the benefit of Leake’s advice, counsel and services during a transition period while his duties and responsibilities are being transitioned to others.  The Company recognizes Leake’s dedication to the Company and has expressed its gratitude for his effective service.  Leake is currently a Senior Vice President of the Company.

During his employment with the Company, Leake entered into an Amended and Restated Compensation and Benefits Assurance Agreement and an Amended and Restated Executive Severance Agreement, both dated April 24, 2008.  This Agreement terminates and replaces both of those agreements.

The parties have agreed to resolve all issues relating to Leake’s employment with the Company and his retirement from employment on the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the Statement of Purpose and the terms and provisions of this Agreement, the parties, meaning to be legally bound, hereto mutually agree as follows:

1. Definitions.  As used herein, the following terms shall have the following meanings:

(a)
“Affiliate” with reference to the Company means any Person that directly or indirectly is controlled by, or is under common control with, the Company, including each subsidiary of the Company.  For purposes of this definition the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

(b)
“Amended and Restated Compensation and Benefits Assurance Agreement” means that certain Amended and Restated Compensation and Benefits Assurance Agreement between Leake and the Company, entered into on April 24, 2008.

(c)	“Amended and Restated Executive Severance Agreement” means that certain Amended and Restated Executive Severance Agreement between Leake and the Company, entered into on April 24, 2008.

(d)	“Code” means the Internal Revenue Code of 1986, as amended.

(e)
“Effective Date” with reference to this Agreement means the eighth (8th) day following the execution of this Agreement by Leake (if not previously revoked by Leake), if not a Saturday, Sunday or legal holiday, and if such day is a Saturday, Sunday or legal holiday, then the first business day following such eighth (8th) day.

(f)
“Person” means any individual, corporation, association, partnership, business trust, joint stock company, limited liability company, foundation, trust, estate or other entity or organization of whatever nature.

(g)	“Retirement Benefit” means the “Retirement Benefit” as defined in, and in an amount determined in accordance with, the Amended and Restated Executive Severance Agreement.

(h)	“Retirement Date” means March 31, 2011.

(i)	“Termination Date” means the date of Leake’s Termination of Employment.

(j)	“Termination of Employment” means Leake’s “termination of employment” with the Company within the meaning of Section 409A of the Code and the Company’s 409A administrative policies, if any.

2. Retirement Date; Duties Pending Retirement; Resignation From Offices.  The parties agree that Leake will retire from his employment with the Company, effective on the Retirement Date.

During the period from the Effective Date of this Agreement until the Retirement Date, Leake will publicly support and diligently assist the Company in the transition of his duties and responsibilities to others, and engage in special projects and perform such other tasks consistent with his position as Senior Vice President, as reasonably requested by the Company’s President or his designee.

Leake does hereby resign from all offices, committees and positions he holds with the Company and its Affiliates (except the position of Senior Vice President of the Company), with such resignation to be effective on the Effective Date of this Agreement.  Leake does hereby resign from his position as Senior Vice President of the Company, with such resignation to be effective on the Retirement Date.  Leake will execute any additional resignation letters, forms or other documents as requested by the Company that acknowledge his resignation from such employment, positions, committees and offices.

3. Payments And Benefits To Be Provided By The Company.  The Company agrees to pay or provide Leake with payments and benefits under this Agreement as follows:

(a)
Leake will continue to receive his current salary and current annual incentive level (as a participant in the 2009 Annual Performance Incentive Plan for Officers, and at the same incentive level as a participant in the Company’s 2010 Annual Performance Incentive Plan for Officers), through January 1, 2011, in accordance with the Company’s generally applicable policies and procedures; because he will not be required to work normal business hours during 2010, Leake agrees that salary continuation during this period shall exhaust Leake’s accrued vacation entitlement and any additional accrual of vacation or other paid time off relating to Leake’s employment and service with the Company up to and including the Retirement Date.

(b)
Notwithstanding Leake’s continuing service with the Company until the Retirement Date as set forth above, Leake will receive no salary or annual or long-term incentive compensation for the period from January 1, 2011 until the Retirement Date, provided, however, that Leake will receive the minimum nominal amount in salary sufficient to maintain Leake’s status as an employee to continue Leake’s eligibility for the Company’s normal employee and welfare benefits.

(c)	Leake will continue to receive an automobile allowance, at the same level as is currently in force, for the period from the Effective Date of this Agreement to the Retirement Date.

(d)
Leake will receive payment, in a lump sum, payable within thirty days of the Termination Date, of the Retirement Benefit; provided, however, that payment of the Retirement Benefit shall not be made until the date six months after the Termination Date to the extent required by Section 409A(a)(2)(B)(i) of the Code.

(e)	Leake is a participant in various Company-sponsored incentive plans, including the following:

(i)	2006 Five-Year Performance Equity Plan for Officers and Senior Managers;

(ii)	2007 Three-Year Performance Incentive Plan for Officers;

(iii)	2008 Three-Year Performance Incentive Plan for Officers and Key Managers (as amended through December 11, 2008);

(iv)	2009 Three-Year Performance Incentive Plan for Officers and Key Managers; and

(v)	2009 Annual Performance Incentive Plan for Officers.

All of Leake’s vested interests in these identified plans shall be determined in accordance with Leake’s retirement on the Retirement Date, and shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of the applicable plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions of those plans.

(f)	Leake will be permitted to participate in the Company’s 2010 Annual Performance Incentive Plan for Officers at the same incentive level as in the 2009 Annual Performance Incentive Plan for Officers.

(g)
Leake will not be a participant in the Company’s 2010 Three-Year Performance Incentive Plan for Officers and Key Managers, or in any 2011 Annual Performance Incentive Plan for Officers, or any multi-year performance incentive plan beginning in 2011.

(h)
Leake has participated, and will continue to be eligible to participate on the same basis as other active employees of the Company, in other Company sponsored benefit plans, including the Company’s Profit-Sharing and 401(k) Retirement Savings Plan, Compensation Deferral and Benefit Restoration Plan, Employee Stock Purchase Plan, group health plan and other welfare benefit plans (other than vacation, as provided above); all of Leake’s vested interests in such benefit plans shall be paid when and as provided in, and otherwise subject to, the terms, provisions and conditions of the applicable plans, and nothing in this Agreement shall modify or override the terms, provisions or conditions of those plans, and in that regard Leake shall become eligible for continuation coverage for health benefits under the group health plan following his Retirement Date to the extent (if any) and in the manner provided by the “COBRA” provisions of federal law.

4. Termination Of All Other Benefits Not Specified In This Agreement. The Company and Leake acknowledge and agree that all other benefits and perquisites related to or resulting from Leake’s employment and positions with the Company and its Affiliates, which are not described and provided for in this Agreement, terminate on the Effective Date, and that the Company has no further obligations with respect thereto.  It is specifically agreed that the Amended and Restated Compensation and Benefits Assurance Agreement and the Amended and Restated Executive Severance Agreement, both dated April 24, 2008, are hereby terminated and replaced by the compensation and benefits provided in this Agreement.

5. Employment Taxes And Withholdings.  Leake acknowledges and agrees that the Company shall withhold from the payments and benefits described in this Agreement all taxes, including income and employment taxes, required to be so deducted or withheld under applicable law.

6. Return Of Company Property.  On or before the Termination Date, Leake shall return to the Company all Company property that Leake has had in Leake’s possession at any time, including, but not limited to, Company records, documents, tools, credit cards, entry cards, identification cards, identification badges, keys, key fobs, laptop computers, computer software, diskettes, tapes, passwords, sales materials, personnel data, handheld devices, all equipment issued by the Company to Leake, and any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

7. Confidential Information.  Leake acknowledges that by reason of Leake’s employment by the Company, Leake has had access to certain Company “Trade Secrets” (as defined in the North Carolina Trade Secrets Protection Act, N.C.G.S. §66-152), confidential product formulations and other proprietary information about the Company’s business (collectively “Confidential Information”).  Leake agrees that he shall not directly or indirectly use, reveal, disclose or remove from the Company’s premises Confidential Information or material containing Confidential Information, without the prior written consent of the Company.  In addition, Leake represents that he will return to the Company all property of the Company, including all Confidential Information, which is now or may hereafter come into his possession.

8. Cooperation In Litigation And Other Legal Matters.  Leake agrees that in the event information or assistance is needed from Leake by the Company to defend or establish any legal claims, Leake will cooperate with the Company in providing the assistance and information.  Leake's assistance and cooperation shall include, but not be limited to, providing informal interviews with the Company or its representatives; supplying affidavits; appearing at and providing testimony in depositions, hearings, arbitrations, administrative proceedings (including but not limited to Equal Employment Opportunity Commission and National Labor Relations Board proceedings), and state and federal court trials.  This assistance and cooperation requirement shall apply to any pending grievances, charges or litigation, and all future grievances, charges or litigation.  Both parties agree to act reasonably and in good faith in scheduling the dates, times and length of time during which Leake will perform consulting services and provide assistance and cooperation in litigation.

9. Non-Solicitation Of Company Employees.  For the duration of the period from the Effective Date of this Agreement through twelve (12) consecutive calendar months immediately following Leake’s Retirement Date, Leake shall not employ or engage or solicit the employment or engagement of any person who is or was employed by the Company at any time within the six (6) month period prior to the Effective Date of this Agreement, or encourage any such person to end his or her employment with the Company.  Notwithstanding the foregoing, it shall not be a violation of this Paragraph for Leake to engage, solicit or recruit any such person for service as a volunteer with a non-profit organization.

10. Mutual Non-Disparagement.  Leake shall not at any time disparage or make derogatory or negative comments, written or oral, about the Company, its officers or employees.  Nothing in this paragraph prohibits Leake from complying with a court order or lawful subpoena that Leake has not caused to be issued.  The Company and its officers shall likewise refrain from making negative or derogatory comments about Leake.

11. Confidentiality Of This Agreement; Employment Reference.  Leake shall not at any time, directly or indirectly, discuss with or disclose to anyone (other than to members of his immediate family, his attorneys, his tax advisors and the appropriate taxing authorities or as otherwise required by law), the terms of this Agreement, including the amounts payable hereunder.  If any person asks about the above matters, he will simply say that all issues relating to his employment and his retirement have been resolved.  The Company further agrees that if any person makes inquiry concerning Leake, the Company will advise such person only as to the dates of Leake’s employment with the Company, the positions held and that Leake has retired or will retire from employment with the Company as of March 31, 2011.

12. Release Of The Company.  Leake, on behalf of himself and his heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company and its Affiliates, and each and every one of their respective present and former shareholders, directors, officers, employees and agents, and each of their respective successors and assigns, from and against any and all claims, demands, actions, causes of action, damages, costs and expenses, including without limitation all “Employment-Related Claims,” which Leake now has or may have by reason of any thing occurring, done or omitted to be done prior to the Effective Date of this Agreement; provided, however, this release shall not apply to any claims that Leake may have for the payments or benefits expressly provided for Leake or otherwise specifically referred to in this Agreement.  For purposes of this Agreement, “Employment-Related Claims” means all rights and claims Leake has or may have:

(a)
related to his employment by or status as an employee of the Company or any of its Affiliates or the termination of that employment or status or to any employment practices and policies of the Company, or its Affiliates; or

(b)	under the federal Age Discrimination in Employment Act of 1967, as amended (“ADEA”).

13. Special ADEA Waiver Acknowledgements.  LEAKE ACKNOWLEDGES AND AGREES THAT HE HAS READ THIS AGREEMENT IN ITS ENTIRETY AND THAT THIS AGREEMENT CONTAINS A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, INCLUDING RIGHTS AND CLAIMS ARISING UNDER THE FEDERAL AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED.  LEAKE FURTHER ACKNOWLEDGES AND AGREES THAT:

(a)	THIS AGREEMENT DOES NOT RELEASE, WAIVE OR DISCHARGE ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER THE EFFECTIVE DATE OF THIS AGREEMENT;

(b)	HE IS ENTERING INTO THIS AGREEMENT AND RELEASING, WAIVING AND DISCHARGING RIGHTS OR CLAIMS ONLY IN EXCHANGE FOR CONSIDERATION THAT HE IS NOT ALREADY ENTITLED TO RECEIVE;

(c)	HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS AGREEMENT;

(d)
HE HAS BEEN ADVISED, AND IS BEING ADVISED IN THIS AGREEMENT, THAT HE HAS UP TO TWENTY-ONE (21) DAYS  WITHIN WHICH TO CONSIDER THIS AGREEMENT AND TO DELIVER (OR CAUSE TO BE DELIVERED) THIS AGREEMENT TO DAVID V. SINGER, PRESIDENT, AND THAT IF HE EXECUTES THIS AGREEMENT PRIOR TO THE EXPIRATION OF THE TWENTY-ONE (21) DAY PERIOD, THEN HE EXPRESSLY WAIVES HIS RIGHTS WITH RESPECT TO THE REMAINING TIME, AND THAT THE AGREEMENT WILL BECOME EFFECTIVE THE EIGHTH DAY AFTER HE SIGNS IT AS REFERENCED IN PARAGRAPH  13(e) BELOW; AND

(e)
HE IS AWARE THAT HE MAY REVOKE THIS AGREEMENT AT ANY TIME WITHIN SEVEN (7) DAYS AFTER THE DAY HE SIGNS THIS AGREEMENT AND THAT THIS AGREEMENT WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE EIGHTH DAY AFTER THE DATE THIS AGREEMENT IS SIGNED, ON WHICH DAY, THE EFFECTIVE DATE, THIS AGREEMENT WILL AUTOMATICALLY BECOME EFFECTIVE UNLESS PREVIOUSLY REVOKED WITHIN THAT SEVEN-DAY PERIOD.  HE IS ALSO AWARE THAT TO AFFECT A REVOCATION, HE MAY, WITHIN THE SEVEN-DAY PERIOD DELIVER (OR CAUSE TO BE DELIVERED) TO DAVID V. SINGER, PRESIDENT, NOTICE OF HIS REVOCATION OF THIS AGREEMENT NO LATER THAN 5:00 P.M. EASTERN TIME ON THE SEVENTH (7TH) DAY FOLLOWING HIS EXECUTION OF THIS AGREEMENT.

14. Severability.   Each provision of this Agreement is severable from every other provision of this Agreement.  Any provision of this Agreement that is determined by any court of competent jurisdiction to be invalid or unenforceable will not affect the validity or enforceability of any other provision hereof or the invalid or unenforceable provision in any other situation or any other jurisdiction.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

15. Applicable Law.  This Agreement is made and executed with the intention that the construction, interpretation and validity hereof shall be determined in accordance with and governed by the laws of the State of North Carolina.

16. Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.  This Agreement shall be binding upon and inure to the benefit of Leake, his heirs, executors and administrators.

17. Compliance With 409A.  This Agreement is intended to comply with Section 409A of the Internal Revenue Code, to the extent applicable.  Notwithstanding any provision herein to the contrary, this Agreement shall be interpreted and administered consistent with this intent.

18. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes and cancels all prior or contemporaneous oral or written agreements and understandings between them with respect to the subject matter hereof.

IN WITNESS WHEREOF, the Company has caused this Agreement to be signed by its duly authorized officer on the execution date indicated below, and Leake has hereunto set his hand and seal on the execution date indicated below.

LANCE, INC.

By   /s/ David V. Singer
David V. Singer
President

Execution Date:   1/7/2010

   /s/ Earl D. Leake
Earl D. Leake

Execution Date:   1/7/2010